UNITED STATES
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Advocat Inc.

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ADVOCAT INC.
1621 Galleria Boulevard
Brentwood, Tennessee 37027
May 15, 2007
Re: ADVOCAT INC. Annual Meeting to be held May 17, 2007
Dear Broker of Advocat Inc. Stock
     We understand that you may have received a letter from Todd Robinson requesting that you rescind any discretionary votes you may have already voted in connection with the Advocat Annual Meeting of Shareholders to be held on May 17, 2007. Advocat’s Board of Directors believes that Mr. Robinson has no standing or basis for making his request, and we are asking you to not rescind such discretionary votes.
     First, you should know that Mr. Robinson was not a shareholder of Advocat as of the record date for this Annual Meeting, and as such he has no right to vote at this meeting. Significantly, and as admitted in Mr. Robinson’s letter, he is not proposing any alternative directors to the nominees proposed by Advocat’s Board. He is simply attempting to disrupt the meeting by preventing a quorum from being present, which would prohibit the meeting from taking place.
     Mr. Robinson has filed a preliminary proxy statement with the SEC, however, as of 4:00 p.m. eastern time today, two days before the scheduled meeting, that proxy statement was not yet definitive. Thus Mr. Robinson has not mailed his definitive proxy statement to you or your clients. As a result of the meeting being held the day after tomorrow, we do not believe he will be able to distribute any definitive proxy statements to you or your clients prior to the meeting. It is clear to us that at this late date, it will be impossible for your clients to receive or even consider his materials.
     We request that you not allow Mr. Robinson, who is not a shareholder as of the record date, to disrupt our Annual Meeting. If you withdraw any discretionary votes you may have already voted, there is not sufficient time for the beneficial owners to instruct you on how they would like for you to vote. WE ARE ASKING THAT YOU DO NOT RESCIND ANY DISCRETIONARY VOTES YOU HAVE ALREADY VOTED — DISCRETIONARY VOTES THAT YOUR CLIENTS MAY VERY WELL ASSUME HAVE BEEN CAST ON THEIR BEHALF. FINALLY, IF YOU HAVE ANY DISCRETIONARY VOTES THAT HAVE NOT YET BEEN SUBMITTED, WE URGE YOU TO SUBMIT THOSE DISCRETIONARY VOTES AS SOON AS POSSIBLE.
     Thank you very much for considering our request.

On behalf of the Board of Directors Yours truly, ADVOCAT INC.
/s/ William R. Council, III
William R. Council, III
Chief Executive Officer